UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2017

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, the registrant and its wholly-owned subsidiary, DNB First, N.A. (collectively, the "Sponsors"), adopted the DNB First Success Sharing Supplemental Executive Retirement Plan ("Plan"). The Plan is a non-qualified deferred compensation plan, the primary purpose of which is to promote the growth and profitability of the Sponsors by attracting and retaining executive officers and key employees of outstanding competence by promising supplemental funds for retirement and tax planning opportunities. Under the Plan, the Sponsors may promise deferred compensation benefits to employees who are members of the Sponsors' select group of management or highly compensated employees, which may include the registrant's named executive officers. While the Sponsors' Board of Directors determined that the Chief Executive Officer and Chief Financial Officer are eligible to participate in the Plan, no grants or awards have been made under the Plan at this time.  The Sponsors may, in the future, determine that additional senior executives may be eligible to participate in the Plan.  The Plan authorizes the Sponsors to make annual and discretionary credits to a participant's Plan account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, "clawback" and other terms to which the credits are subject.   No grants or awards have been made under the Plan at this time.

The Plan provides default terms that may be modified by a participant's participation agreement, including default vesting, interest and payment terms. Under the Plan's default vesting terms, a participant is fully vested upon the application of credits to a participant's Plan account.

The foregoing brief description of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 10.1.

Item 8.01. Other Events.

On February 28, 2017, DNB Financial Corporation announced that its Board of Directors declared a $0.07 cash dividend per share on its common stock.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

10.1	DNB First Success Sharing Supplemental Executive Retirement Plan Basic Plan Document
10.2	DNB First Success Sharing Supplemental Executive Retirement Plan Adoption Agreement
99.1	Press Release, dated February 28, 2017 of DNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

February 28, 2017	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
10.1	DNB First Success Sharing Supplemental Executive Retirement Plan Basic Plan Document
10.2	DNB First Success Sharing Supplemental Executive Retirement Plan Adoption Agreement
99.1	Press Release, dated February 28, 2017 of DNB Financial Corporation